Exhibit 9

FIRST AMENDMENT TO THE

LIMITED PARTNERSHIP AGREEMENT

OF

RANKIN ASSOCIATES HBB, L.P.

THIS FIRST AMENDMENT (this “First Amendment”), dated as of December 7, 2024 (the “Effective Date”), to the Limited Partnership Agreement of Rankin Associates HBB, L.P., made and entered into as of February 27, 2024 (the “Partnership Agreement”), is made by the General Partner of Rankin Associates HBB, L.P., a Delaware limited partnership (the “Partnership”).

RECITALS:

WHEREAS, certain permitted transfers of partnership interest have occurred; and

WHEREAS, pursuant to Section 12.8 of the Partnership Agreement, the General Partner of the Partnership believes it prudent to amend Schedules A and B to the Partnership Agreement to take into account such transfers.

AGREEMENTS:

In consideration of the mutual promises, covenants and agreements set forth in this First Amendment, the General Partner of the Partnership, pursuant to the power granted to it under Section 12.8 of the Partnership Agreement, agrees as follows:

1. Schedules A and B to the Partnership Agreement shall be amended in their entireties as set forth in the Schedules A and B attached hereto.

2. This Amendment shall be (and hereby is) incorporated into and made a part of the Partnership Agreement.

3. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

4. Consistent with Section 12.10 of the Partnership Agreement, this Amendment may be executed via electronic signature software (such as DocuSign).

[Signature page follows.]

SIGNATURE PAGE

IN WITNESS WHEREOF, the General Partner has executed this First Amendment as of the Effective Date.

General Partner:

Rankin Management, Inc.

By:	/s/ Alfred M. Rankin, Jr.
Name: Alfred M. Rankin, Jr.
Title: President

2

Rankin Associates HBB, L.P.

Schedule A

Partners/Capital Account/Partnership Percentage

General Partner	General Partnership Interest Capital Account	Partnership Percentage
Rankin Management, Inc.	As set forth in the books and records of the Partnership	0.57386370%

Limited Partners	Limited Partnership Interest Capital Account	Partnership Percentage
BTR 2020 GST Trust for Helen R. Butler u/a/d December 21, 2020	As set forth in the books and records of the Partnership	0.72989652%

BTR 2020 GST Trust for Clara R. Williams u/a/d December 21, 2020	As set forth in the books and records of the Partnership	0.72989652%

BTR 2020 GST Trust for Matthew M. Rankin u/a/d December 21, 2020	As set forth in the books and records of the Partnership	0.72989652%

BTR 2020 GST Trust for James T. Rankin u/a/d December 21, 2020	As set forth in the books and records of the Partnership	0.72989652%

BTR 2020 GST Trust for Thomas P. K. Rankin u/a/d December 21, 2020	As set forth in the books and records of the Partnership	0.72989652%

BTR 2020 GST Trust for Chloe R. Seelbach u/a/d December 21, 2020	As set forth in the books and records of the Partnership	0.72989652%

BTR 2020 GST Trust for Claiborne R. Rankin, Jr. u/a/d December 21, 2020	As set forth in the books and records of the Partnership	0.72989652%

BTR 2020 GST Trust for Julia R. Kuipers u/a/d December 21, 2020	As set forth in the books and records of the Partnership	0.72989652%

BTR 2020 GST Trust for Anne F. Rankin u/a/d December 21, 2020	As set forth in the books and records of the Partnership	0.72989652%

BTR 2020 GST Trust for Elisabeth M. Rankin u/a/d December 21, 2020	As set forth in the books and records of the Partnership	0.72989652%

BTR 2012 GST Trust for Helen R. Butler u/a/d December 21, 2020	As set forth in the books and records of the Partnership	0.68504072%

BTR 2012 GST Trust for Clara R. Williams u/a/d December 21, 2020	As set forth in the books and records of the Partnership	0.68504072%

BTR 2012 GST Trust for Matthew M. Rankin u/a/d December 21, 2020	As set forth in the books and records of the Partnership	0.68504072%

BTR 2012 GST Trust for James T. Rankin u/a/d December 21, 2020	As set forth in the books and records of the Partnership	0.68504072%

BTR 2012 GST Trust for Thomas P. K. Rankin u/a/d December 21, 2020	As set forth in the books and records of the Partnership	0.68504072%

BTR 2012 GST Trust for Chloe R. Seelbach u/a/d December 21, 2020	As set forth in the books and records of the Partnership	0.68504072%

BTR 2012 GST Trust for Claiborne R. Rankin, Jr. u/a/d December 21, 2020	As set forth in the books and records of the Partnership	0.68504072%

BTR 2012 GST Trust for Julia R. Kuipers u/a/d December 21, 2020	As set forth in the books and records of the Partnership	0.68504072%

BTR 2012 GST Trust for Anne F. Rankin u/a/d December 21, 2020	As set forth in the books and records of the Partnership	0.68504072%

BTR 2012 GST Trust for Elisabeth M. Rankin u/a/d December 21, 2020	As set forth in the books and records of the Partnership	0.68504072%

2012 Alison A. Rankin Trust u/a/d June 22, 2012	As set forth in the books and records of the Partnership	11.83815445%

2012 Chloe O. Rankin Trust u/a/d June 22, 2012	As set forth in the books and records of the Partnership	9.76832251%

2012 Corbin K. Rankin Trust u/a/d June 22, 2012	As set forth in the books and records of the Partnership	7.63140662%

2012 Helen R. Butler Trust u/a/d June 22, 2012	As set forth in the books and records of the Partnership	4.98963595%

2012 Clara R. Williams Trust u/a/d June 22, 2012	As set forth in the books and records of the Partnership	4.98963595%

HRB 2020 GST Trust for Clara R. Butler u/a/d December 22, 2020	As set forth in the books and records of the Partnership	2.18845466%

HRB 2020 GST Trust for Griffin B. Butler u/a/d December 22, 2020	As set forth in the books and records of the Partnership	2.18845466%

JCB 2020 GST Trust for Clara R. Butler u/a/d December 22, 2020	As set forth in the books and records of the Partnership	0.29445019%

JCB 2020 GST Trust for Griffin B. Butler u/a/d December 22, 2020	As set forth in the books and records of the Partnership	0.29445019%

CRW 2020 GST Trust for Margo J. V. Williams u/a/d December 23, 2020	As set forth in the books and records of the Partnership	2.18845466%

CRW 2020 GST Trust for Helen C. Williams u/a/d December 23, 2020	As set forth in the books and records of the Partnership	2.18845466%

Alfred M. Rankin, Jr. Main Trust u/a/d September 28, 2000, as amended	As set forth in the books and records of the Partnership	11.38875837%

Clara Rankin Butler 2002 Trust u/a/d November 5, 2002	As set forth in the books and records of the Partnership	0.75938001%

Griffin Bedwell Butler 2002 Trust u/a/d November 5, 2002	As set forth in the books and records of the Partnership	0.77071200%

David B. H. Williams Main Trust u/a/d October 14, 2009, as amended	As set forth in the books and records of the Partnership	0.38028425%

Margo Jamison Victoire Williams 2004 Trust u/a/d December 10, 2004	As set forth in the books and records of the Partnership	0.89913250%

Helen Charles Williams 2004 Trust u/a/d December 10, 2004	As set forth in the books and records of the Partnership	0.99901384%

Thomas T. Rankin Main Trust u/a/d December 29, 1967, as amended	As set forth in the books and records of the Partnership	4.11497338%

Corbin K. Rankin Main Trust u/a/d November 30, 2015, as amended	As set forth in the books and records of the Partnership	0.13391364%

Matthew M. Rankin Main Trust u/a/d December 20, 1993, as amended	As set forth in the books and records of the Partnership	0.48041984%

Elizabeth B. Rankin Main Trust u/a/d November 10, 2015, as amended	As set forth in the books and records of the Partnership	0.14945881%

Vested Trust for Mary Marshall Rankin u/a/d May 10, 2007	As set forth in the books and records of the Partnership	0.43003961%

Vested Trust for William Alexander Rankin u/a/d May 10, 2007	As set forth in the books and records of the Partnership	0.41932507%

James T. Rankin Main Trust u/a/d August 20, 2009, as amended	As set forth in the books and records of the Partnership	0.66306682%

Lynne T. Rankin Main Trust u/a/d December 4, 2015, as amended	As set forth in the books and records of the Partnership	0.06261652%

Vested Trust for Margaret Pollard Rankin u/a/d December 4, 2015	As set forth in the books and records of the Partnership	0.27936844%

Vested Trust for James T. Rankin, Jr. u/a/d December 4, 2015	As set forth in the books and records of the Partnership	0.26538506%

Thomas P. K. Rankin Main Trust u/a/d February 2, 2011, as amended	As set forth in the books and records of the Partnership	1.39186498%

Claiborne R. Rankin Main Trust u/a/d June 22, 1971, as amended	As set forth in the books and records of the Partnership	3.20282204%

Chloe O. Rankin Main Trust u/a/d June 1, 1995, as amended	As set forth in the books and records of the Partnership	0.14368385%

Chloe R. Seelbach Main Trust u/a/d April 10, 2009, as amended	As set forth in the books and records of the Partnership	0.93215657%

Scott W. Seelbach Main Trust u/a/d December 22, 2015, as amended	As set forth in the books and records of the Partnership	0.09595873%

Vested Trust for Taplin Elizabeth Seelbach u/a/d December 21, 2004	As set forth in the books and records of the Partnership	0.07239661%

Vested Trust for Isabelle Scott Seelbach u/a/d December 21, 2004	As set forth in the books and records of the Partnership	0.08398285%

Vested Trust for Thomas Wilson Seelbach u/a/d December 21, 2004	As set forth in the books and records of the Partnership	0.12632196%

Claiborne R. Rankin, Jr. Main Trust u/a/d August 25, 2000, as amended	As set forth in the books and records of the Partnership	0.91544914%

Vested Trust for Claiborne Read Rankin III u/a/d August 26, 2016	As set forth in the books and records of the Partnership	0.12437123%

Vested Trust for Paige J. Rankin u/a/d August 26, 2016	As set forth in the books and records of the Partnership	0.12522429%

Julia R. Kuipers Main Trust u/a/d December 21, 2004, as amended	As set forth in the books and records of the Partnership	1.18639998%

Vested Trust for Evelyn R. Kuipers u/a/d December 27, 2013	As set forth in the books and records of the Partnership	0.13355963%

Vested Trust for Matilda Alan Kuipers u/a/d December 27, 2013	As set forth in the books and records of the Partnership	0.13931343%

Roger F. Rankin Main Trust u/a/d September 11, 1973, as amended	As set forth in the books and records of the Partnership	0.14751499%

Alison A. Rankin Main Trust u/a/d September 11, 2000, as amended	As set forth in the books and records of the Partnership	2.12467589%

Anne F. Rankin Main Trust u/a/d August 15, 2012, as amended	As set forth in the books and records of the Partnership	0.25979170%

Trust for A. Farnham Rankin u/a/d December 18, 1997	As set forth in the books and records of the Partnership	1.08463872%

Posterity Trust for A. Farnham Rankin u/a/d September 11, 2000	As set forth in the books and records of the Partnership	0.22199082%

Trust for Elisabeth M. Rankin u/a/d December 18, 1997	As set forth in the books and records of the Partnership	1.21586464%

Elisabeth Marshall Rankin Main Trust u/a/d December 30, 2015, as amended	As set forth in the books and records of the Partnership	0.12852946%

Posterity Trust for Elisabeth M. Rankin u/a/d September 11, 2000	As set forth in the books and records of the Partnership	0.35913698%

Helen R. Butler Main Trust u/a/d December 29, 1989, as amended	As set forth in the books and records of the Partnership	0.10179758%

Clara R. Williams Main Trust u/a/d December 29, 1989, as amended	As set forth in the books and records of the Partnership	0.10179758%

John C. Butler, Jr. Main Trust u/a/d June 17, 1999, as amended	As set forth in the books and records of the Partnership	0.10179758%